SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): November 13, 2003 (November 10, 2003)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8038	04-2648081
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive

Midland, Texas 79705

(Address of Principal Executive Offices)

432/620-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure

 On November 10, 2003, Key Energy Services, Inc., a Maryland corporation (“Key”), entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) consisting of a $175 million revolving loan facility.  The Credit Agreement terminates on November 10, 2007.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

                99.1  –  Fourth Amended and Restated Credit Agreement, dated as of June 7, 1997, as amended and restated through November 10, 2003, among Key Energy Services, Inc., the several Lenders from time to time parties thereto, the Guarantors (as defined therein), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, Inc. and Wells Fargo Bank Texas, as Co-Lead Arrangers and Credit Lyonnais New York Branch, as Syndication Agent, Bank One N. A. and Comerica Bank, as Co-Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: November 13, 2003	KEY ENERGY SERVICES, INC.

	By:	/s/ Francis D. John
Francis D. John
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.             Exhibit

99.1  –  Fourth Amended and Restated Credit Agreement, dated as of June 7, 1997, as amended and restated through November 10, 2003, among Key Energy Services, Inc., the several Lenders from time to time parties thereto, the Guarantors (as defined therein), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, Inc. and Wells Fargo Bank Texas, as Co-Lead Arrangers and Credit Lyonnais New York Branch, as Syndication Agent, Bank One N. A. and Comerica Bank, as Co-Documentation Agents.